EXHIBIT 4.1

COMMON SHARES

RGL

RIGEL PHARMACEUTICALS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 766559 60 3

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that                                                                                                         is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,

PAR VALUE $0.001 PER SHARE, OF

RIGEL PHARMACEUTICALS, INC.

Transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this Certificate to be executed and attested to by the manual or facsimile signatures of its duly authorized officers, under a facsimile of its corporate seal to be affixed hereto.

Dated:

VICE PRESIDENT,

CHIEF FINANCIAL OFFICER AND SECRETARY

CHAIRMAN OF THE BOARD AND

CHIEF EXECUTIVE OFFICER

Countersigned and Registered:

Wells Fargo Bank Minnesota, N.A.,

Transfer Agent

and Registrar

By:

Authorized Officer

RIGEL PHARMACEUTICALS, INC.

Upon request the Corporation will furnish any holder of shares of Common Stock of the Corporation, without charge, with a full statement of the powers, designations, preferences, and relative, participating, optional or other special rights of any class or series of capital stock of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	N	as tenants in common
TEN ENT	N	as tenants by the entireties
JT TEN	N	as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT	N	Custodian
	(Cust)	(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

                 Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                    Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

X

X

NOTICE

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN

UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR

ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.